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                                                                  EXHIBIT 3.E(4)


                              AMENDMENT NUMBER 1 TO
                   OFFERING MEMORANDUM FOR EXCHANGE OFFER AND
                 SOLICITATION OF CONSENTS AND WAIVERS OF DEFAULT
                          WITH RESPECT TO THE OFFER OF

                                MAXIM CRANE WORKS

                                to Exchange Up To
 $155,000,000 Principal Amount of 10 3/8% Senior Notes due 2008 of Anthony Crane
             Rental, L.P. and Anthony Crane Capital Corporation and
  $48,000,000 Principal Amount at Maturity of 13 3/8% Senior Discount Debentures
              due 2009 of Anthony Crane Rental Holdings, L.P. and
   Anthony Crane Holdings Capital Corporation and Solicitation of Consents to
                  Indenture Amendments and Waivers of Default


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THE EXCHANGE OFFER AND THE SOLICITATION PERIOD FOR CONSENTS TO THE INDENTURE
AMENDMENTS AND WAIVERS OF DEFAULT WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON MAY 14, 2003, UNLESS EXTENDED. IT IS A CONDITION TO THE COMPLETION OF THE EXCHANGE OFFER THAT 100% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE OLD NOTES AND OLD DEBENTURES IN THE OFFERING MEMORANDUM (AS EACH ARE DEFINED BELOW) ARE VALIDLY TENDERED FOR EXCHANGE AND NOT WITHDRAWN.
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         This Amendment Number 1, known as the Amendment, amends the Offering
Memorandum for Exchange Offer and Solicitation of Consents and Waivers of Default, known in this Amendment as the Offering Memorandum, by Maxim Crane Works dated March 14, 2003 which sets forth the offer of:

         1. Rental and Crane Capital to exchange $1,000 face amount of New Notes for each $1,000 face amount of Rental's and Crane Capital's Old Notes; and

         2. Holdings and Holdings Capital to exchange $1,000 face amount of New Debentures for each $1,000 face amount of Holdings' and Holdings Capital's Old Debentures.

         Unless otherwise defined herein, capitalized terms used herein have the same meanings as in the Offering Memorandum. Except as set forth herein, the terms and conditions of the Exchange Offer and Consent Solicitation remain as set forth in the Offering Memorandum.

       The Depositary for the Exchange Offer and Consent Solicitation is:
                         U.S. Bank National Association

                              --------------------
 For a discussion of risks that you should consider before participating in this
    Exchange Offer and Consent Solicitation, you should review carefully the Offering Memorandum, including the section entitled "Risk Factors" beginning on page 18 of the Offering Memorandum.

                              --------------------
                  The date of this Amendment is April 30, 2003.

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                              CAUTIONARY STATEMENTS

         Certain statements in this Amendment and in the Offering Memorandum may constitute "forward-looking" statements which involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "estimate," "project," "intend," "expect," "believe," "may," "hope," "will," "would," "could," "should," "seeks," "plans," "scheduled to," "anticipates," or "intends," or the negative of these terms or other variations of these terms or comparable language, or by discussions of strategy or intentions, when used in connection with Rental or Holdings, including its management. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our business described in the section of the Offering Memorandum captioned "Risk Factors," as well as elsewhere in the Offering Memorandum and this Amendment. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made. New factors emerge from time to time, and it is not possible for us to predict all of such factors or the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Expiration Date

         The Exchange Offer and the solicitation period for consents for the Indenture Amendments and Waivers are hereby amended to expire at 12:01 a.m. New York City time on May 14, 2003, unless extended by us in our sole discretion.

Consent Fee

         In the Offering Memorandum, the Note Issuers offered to pay a Consent Fee in the aggregate amount of $1.4 million, payable pro rata (based on the principal amount of Old Notes held) to Holders of Old Notes who validly deliver (and do not validly revoke) their consent in the Consent Solicitation to the Indenture Amendments for the Old Note Indenture. Pursuant to this Amendment, this Consent Fee is hereby increased to $1.8 million.

         The Offering Memorandum did not contemplate the payment of a consent fee to the holders of the Old Debentures. Pursuant to this Amendment, upon completion of the Consent Solicitation, we will now pay a consent fee in the aggregate amount of $190,000, payable pro rata (based on the principal amount of Old Debentures held) to Holders of Old Debentures who validly deliver (and do not validly revoke) their consent in the Consent Solicitation to the Indenture Amendments for the Old Debenture Indenture. This consent fee will be payable upon consummation of the Exchange Offer and Consent Solicitation.

Amendments To The Bank Credit Facilities

         The New Notes will contain financial covenants consistent with those contained in the Senior Credit Facility, as amended by the Bank Credit Facilities Amendments. Since the date of the Offering Memorandum, we have completed the first quarter of 2003. Our results for this period continue to show weakness, due in part to the inclement weather in much of the nation during this period and the ongoing difficulties the economy is experiencing. Due in part to this weakness, we have agreed with our lenders to provide updated financial projections upon which the financial covenants will be based in the Bank Credit Facility Amendments.

         These updated financial projections will also be used to set the covenant levels contained in the financial covenants in the New Notes (other than the covenant regarding maximum capital expenditures, which will be set 15 percentage points less restrictive than such covenant contained in the Senior Credit Facility, as amended by the Bank Credit Facilities Amendments), which covenant levels shall be set at:

         . 70.0% of our projected financial performance for the second fiscal quarter of 2003;

         . 72.5% of our projected financial performance for the third and fourth fiscal quarters of 2003; and

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         .    75.0% of our projected financial performance for the first and second fiscal quarter of 2004.

Conditions to the Obligations of the Issuers in the Exchange Offer and Consent Solicitation

         The conditions to the Exchange Offer and Consent Solicitation contained in the Offering Memorandum shall remain in full effect as set forth in the Offering Memorandum.

                                   CONCLUSION

         All Holders of Old Notes or Old Debentures who wish to tender their Old Notes or Old Debentures for exchange and to consent to the Indenture Amendments and Wavier should complete and return their Letters of Transmittal and Consent and/or Notice of Guaranteed Delivery and Consent so that they will be RECEIVED by the Depositary before 12:01 a.m., New York City time, on May 14, 2003.

Dated:  April 30, 2003

                               ANTHONY CRANE RENTAL, L.P.
                               ANTHONY CRANE RENTAL HOLDINGS, L.P.
                               ANTHONY CRANE CAPITAL CORPORATION
                               ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

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         We have appointed U.S. Bank National Association as the Depositary for
the Exchange Offer. All completed letters of transmittal and consents and agent's messages should be directed to the Depositary at one of the addresses set forth below. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your Old Notes or Old Debentures should also be directed to the Depositary at one of the following telephone numbers and addresses:

                         By Mail:                                      By Overnight Courier and By Hand:
   US Bank National Association Corporate Trust Services      US Bank National Association Corporate Trust Services
                  180 East Fifth Street                                      180 East Fifth Street
                St. Paul, Minnesota 55101                                  St. Paul, Minnesota 55101
         Attention: Specialized Finance, 4th Floor                  Attention: Specialized Finance, 4th Floor
                                                                       Telephone Number: (651) 244-8112

                                  By Facsimile:

                                 (651) 244-1537
                         Attention: Specialized Finance

          Fax cover sheets should provide a call back phone number and request a call back, upon receipt.

         Delivery of a letter of transmittal and consent or agent's message to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above is not valid delivery of the letter of transmittal and consent or agent's message.

         Requests for additional copies of the Offering Memorandum, this Amendment, the Letter of Transmittal or the Notice of Guaranteed Delivery and Consent may be directed to either the Depositary at the telephone number and address listed above or Ronald M. Marmo, Vice President Administration (412-330-1753) at Anthony Crane Rental, L.P. d/b/a Maxim Crane Works, 800 Waterfront Drive, Pittsburgh, Pennsylvania 15222.

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